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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-37049), Form S-8 (No. 333-11691),
Post-Effective Amendment No. 2 to Form SB-2 on Form S-3 (No. 333-13409), Form S-3 (No. 333-66003) and Form S-3 (No. 333-25323) of Cytoclonal Pharmaceutics Inc. of our report dated February 6, 1999, which is included in the annual report on Form 10-K for the year ended December 31, 1998.


Richard A. Eisner & Company, LLP

New York, New York
March 29, 1999